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                                                                  Exhibit 23(A)


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement of Form S-3 of our report dated February 3, 1995 appearing on page S-1 of Cincinnati Microwave, Inc. Annual Report on Form 10-K for the year ended December 24, 1994. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."


/s/ Price Waterhouse LLP
    -----------------------

    Price Waterhouse LLP
    Cincinnati, Ohio
    August 11, 1995